Exhibit 10.3

Limited Guaranty

THIS LIMITED GUARANTY is made as of July 31, 2006 (the “Guaranty”), and is given by J.B. Hunt Transport Services, Inc., a corporation duly organized pursuant to the laws of Arkansas, having its head office at 615 J.B. Hunt Corporation Drive, Lowell, Arkansas, 72745 (the “Guarantor”) in favor of ABN AMRO Bank N.V., as Agent (the “Beneficiary”) for the benefit of the Committed Purchasers (as defined below) and Windmill (as defined below).

WHEREAS,

A.            JBH Receivables LLC (“Seller”), J.B. Hunt Transport, Inc. (“Collection Agent”), the Committed Purchasers (as defined in the Receivables Sale Agreement), Windmill Funding Corporation (“Windmill”) and the Beneficiary have entered into a Receivables Sale Agreement dated as of the date hereof (as amended, supplemented or otherwise modified through the date hereof, the “Receivables Sale Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Receivables Sale Agreement.

B.            Pursuant to the Receivables Sale Agreement, the Collection Agent has undertaken certain payment and performance obligations and, pursuant to the Purchase Agreement, the Originator has undertaken certain payment and performance obligations to the Seller (collectively, the “Obligations”), and the Seller has assigned its rights with respect to such Obligations to the Beneficiary pursuant to the Receivables Sale Agreement.

C.            Guarantor has, subject to the terms of this document, agreed to guarantee the performance by Collection Agent and Originator of the Obligations.

The Guarantor hereby agrees as follows:

1.             The Guarantor guarantees to the Beneficiary that in the event of a failure by Collection Agent or the Originator to perform any of their respective Obligations, the Guarantor subject to the terms of this Guaranty and strictly in accordance with the express terms of the Purchase Agreement or Receivables Sale Agreement (as applicable) will promptly make, perform or procure the performance, directly or indirectly through its affiliates or agents, of the Obligations.  The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of any lack of genuineness, validity, legality or enforceability of any Transaction Document (as defined in the Receivables Sale Agreement) or any other document, agreement or instrument relating thereto or any assignment or transfer of any thereof; provided that, notwithstanding the aggregate amount of Obligations outstanding, the liability of the Guarantor hereunder shall not exceed the liability of the Collection Agent or Originator (as applicable) in respect of their respective Obligations. The Guarantor hereby expressly and irrevocably waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof.  The Obligations of the Guarantor hereunder shall not be discharged, released or affected by any circumstance whatsoever, involving without limitation any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Collection Agent, the Originator or any other Person or any taking, exchange, release or non-perfection of any collateral security for any of the Obligations, any manner of application of such collateral security or any proceeds thereof or any sale or other disposition of such collateral security or the exercise or failure to exercise any remedies by the Beneficiary against the Collection Agent, or the Originator or any taking, release, amendment or waiver of or consent to departure from any other guarantee of any of the Obligations.  This Guaranty is in no way conditioned upon any attempt to enforce performance or compliance by the Collection Agent, or the Originator or any other event or circumstance.  Notwithstanding the foregoing, this Guaranty is not a guarantee of the ultimate recovery of any of the Receivables and the Guarantor shall not in any circumstances be responsible or liable for any inability to collect any Receivable due to the insolvency, bankruptcy, lack of creditworthiness or failure to pay of the related Obligor.  The Guarantor acknowledges that one of the essential and determining conditions to the Beneficiary and the Purchasers entering into the Transaction Documents is that the Beneficiary benefits from this Guaranty in accordance with the terms hereof. The Guarantor acknowledges and agrees that it is informed of the financial situation of the Collection Agent and the Originator and the reasons for the request made by the Collection Agent and the Originator to the Guarantor to grant the undertakings set out herein.

2.             The Guarantor authorizes the Beneficiary and each Purchaser (as defined in the Receivables Sale Agreement), without notice or demand, from time to time to renew, extend, accelerate, compromise, settle, restructure, refinance, refund or otherwise change the amount and time for payment of the Obligations or any part thereof, or otherwise change the terms of the Obligations or any part thereof in each case as permitted by the Transaction Documents.  Any allowance of time by the Beneficiary under or in respect of the Receivables Sale Agreement or the Purchase Agreement shall not release, reduce or affect the liability of the Guarantor.

3.             The Guarantor shall not exercise any subrogation rights which it may have under this Guaranty nor shall the Guarantor seek any reimbursement from the Collection Agent, or the Originator unless and until all of the Obligations have been paid in full.

4.             The Guarantor represents and warrants to the Beneficiary that:

(a)           Corporate Existence and Power.  The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where failure to obtain such license, authorization, consent or approval would not have a material adverse effect on the ability of the Guarantor to perform hereunder or on the financial condition, business, operations or prospects of the Guarantor.

(b)           Corporate Authorization and No Contravention.  The execution, delivery and performance by the Guarantor of this Guaranty (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its charter or by-laws or (C) any material agreement, order or other instrument to which it is a party or its property is subject.

(c)           No Consent Required.  No approval, authorization or other action by, or filings with, any Governmental Authority or other Person is required in connection with the execution, delivery and performance by the Guarantor of this Guaranty.

(d)           Binding Effect.  The Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(e)           No Actions, Suits.  There are no actions, suits or other proceedings (including matters relating to environmental liability) pending or, to the knowledge of the Guarantor, threatened, against or affecting the Guarantor or its properties, that (i) if adversely determined (individually or in the aggregate), would have a material adverse effect on the ability of the Guarantor to perform hereunder or on the financial condition, business, operations or prospects of the Guarantor, or (ii) affect the validity and enforceability of this Guaranty.  The Guarantor is not in default of any contractual obligation or in violation of any order, rule or regulation of any Governmental Authority, which default or violation would have a material adverse effect on the ability of the Guarantor to perform hereunder or on the financial condition, business, operations or prospects of the Guarantor.

5.             Any notice, payment, demand, or communication required or permitted to be given by any provision of this Guaranty shall be given or made (and shall be deemed to have been duly made or given upon receipt) by delivery in person, by carrier service, by telecopy, by telegram, or by registered or certified mail (postage paid, return receipt requested) to the respective parties at the following addresses:

If to Beneficiary:	ABN AMRO Bank N.V.
540 West Madison
Chicago, Illinois 60661
Attention: Agent - Windmill Funding Corporation
Facsimile: (312) 992-1527

If to Guarantor:	J.B. Hunt Transport Services, Inc.
615 J.B. Hunt Corporate Drive
Lowell, Arkansas 72745
Attention: David Chelette
Facsimile: (479) 820-8896

6.             No amendment, modification or waiver in respect of this Guaranty will be effective unless in writing and executed by each of the Guarantor and the Beneficiary.

7.             No failure on the part of the Beneficiary to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  The Guarantor hereby waives (i) notice of acceptance of this Guaranty, (ii) presentment and demand for payment of any of the Obligations, (iii) protest and notice of dishonor or default to the Guarantor or to any other party with respect to any of the Obligations, and (iv) all other notices to which the Guarantor might otherwise be entitled, except as otherwise expressly provided herein.

8.             The Guarantor agrees that it will within two business days following demand therefor pay to the Beneficiary the amount of any and all reasonable documented out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Beneficiary may incur in connection with the exercise or enforcement of any of the rights of the Beneficiary hereunder as a result of the failure by the Guarantor to perform or observe any of the provisions hereof.

9.             This Guaranty constitutes the entire agreement between the Guarantor and the Beneficiary (and supersedes all prior written and oral agreements and understandings) with respect to the subject matter hereof between the Guarantor and the Beneficiary.

10.           If any one or more provisions contained in this Guaranty shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Guaranty, but this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

11.           THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.  GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF, OR RELATING TO, THIS GUARANTY.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum.  Nothing in this paragraph shall affect the right of any party hereto to bring any action or proceeding against another or its property in the courts of other jurisdictions.

12.           EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY TRANSACTION DOCUMENT OR ANY MATTER ARISING THEREUNDER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

13.           This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by Beneficiary upon the bankruptcy, insolvency, reorganization, dissolution, liquidation or the like, of the Collection Agent, the Originator or the Guarantor, or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Collection Agent, the Originator or the Guarantor or any substantial part of any such Person’s respective property, or otherwise, all as though such payment had not been made, notwithstanding any termination of this Guaranty or the Purchase Agreement, or the replacement of the Collection Agent.

In Witness Whereof, the Guarantor has executed this instrument as of the date first above written.

J.B. HUNT TRANSPORT SERVICES, INC.
By:
Name:
Title:

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